EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Mecklermedia Corporation on Form S-8 (File Nos. 333-137349, 333-153508, and 333-190310) of our report dated March 31, 2015, with respect to our audits of the consolidated financial statements of Mecklermedia Corporation as of December 31, 2014 and 2013 and for the years then ended, which report is included in its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.

Marcum LLP

New Haven, CT

March 31, 2015